                                                                    Exhibit 10.1

[MAXTOR LOGO]
                                                                   BANK OF CHINA

                         FOREIGN EXCHANGE LOAN AGREEMENT

                             NO. YZDZ (2003) NO. 197

BORROWER: Maxtor Technology (Suzhou) Co., Ltd.

Enterprise legal person business licence number: 021104

Legal representative: Teh Kee Hong

Financial institution name and account number: Bank of China SIP Sub Branch
                                               Account No : US$ A/C 23865508091014

Address: c/o Maxtor Peripherals (S) Pte Ltd,
         No 2 Ang Mo Kio Street 63, Singapore 569111

Contact method: By Phone 65-64801850
                By Fax 65-64801852
                By Email C_S_Tiong@maxtor.com

LENDER: BANK OF CHINA SUZHOU INDUSTRIAL PARK SUB-BRANCH

      Legal representative or person in charge:
      WANG BING
      President

      Address:
      No. 328 Dong Huan Road
      Suzhou, China
      Post Code: 215021

      Contact method:
      By Phone  0512 67264268
      By Fax    0512 67269297
      By Email  wangb@bocsip.com

[MAXTOR LOGO]
                                                                   BANK OF CHINA

A. DEFINITIONS

In this Agreement:

"AVAILABILITY PERIOD" means a period of 12 months commencing on (and including) the date of this Agreement;

"CAPITAL INJECTION SCHEDULE" means the injection schedule of the registered capital of the Borrower set out in clause 10.2.13, as may be adjusted from time to time by the Borrower under such clause;

"CAPITAL VERIFICATION REPORT" means each report prepared and issued by an accountant qualified in the PRC appointed by the Borrower in relation to the injection of the registered capital of the Borrower;

"COMFORT LETTER" means the comfort letter given by Maxtor Corporation to the Lender before the date of this Agreement;

"COMMITMENT" means US$30,000,000, as may be adjusted, cancelled or utilized in accordance with this Agreement;

"DRAWDOWN NOTICE" means the drawdown notice in the form set out in appendix A to this Agreement;

"EBITDA" has the meaning given to such expression in clause 10.2.4(b);

"EVENT OF DEFAULT" means any one of the events specified in clause 11;

"FACILITY" means the loan facility in an aggregate amount equal to the Commitment irrevocably made available by the Lender to the Borrower;

"FINAL MATURITY DATE" means April 15, 2013;

"GAAP" means the generally accepted accounting standards, principles and practices in the PRC;

"GOVERNMENT AGENCY" means any government or any governmental agency, semi-governmental or judicial entity or authority;

"GROUP" means Maxtor Corporation and its directly and indirectly owned subsidiaries;

"INTEREST CALCULATION DATE" means, in relation to an Interest Period, one day prior to the first day of that Interest Period;

"INTEREST PAYMENT DATE" means each of the days which fall on (1) April 15 2004 and (2) each semi-annual anniversary after such date, provided that on the relevant day any Loan is outstanding;

[MAXTOR LOGO]
                                                                   BANK OF CHINA

"INTEREST PERIOD" means any of those periods mentioned in clause 4.1 and any other period by reference to which interest on a Loan or any unpaid sum is calculated;

"LIBOR" means, in relation to any Loan or unpaid sum and any Interest Period relating to it, the rate per annum equal to the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-sixteenth of one per cent.) of the respective rates of each of the banks whose rates appear on the screen page designated "LIBO" (or any equivalent successor to such page) published or reported by Reuters Limited on the Reuters monitor screen as the rate at which such banks are offering in the London Inter-Bank Market deposits in US dollars for a period comparable to such Interest Period at or about 11.00 a.m. (London time) on the Interest Calculation Date for such Interest Period, provided that where such Interest Period is 3 months or less, the comparable period shall be taken to be 3 months or, where such Interest Period is greater than 3 months, the comparable period shall be 6 months;

"LOAN" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan;

"LOAN RECEIPT" means a loan receipt in the form set out in appendix B;

"MARGIN" means (1) 0.5% per annum if LIBOR is equal to or lower than 3.12% per annum on the relevant Interest Calculation Date or (2) 0.6% per annum if LIBOR is higher than 3.12% per annum on the relevant Interest Calculation Date;

"MATERIAL ADVERSE EFFECT" means a material adverse effect on the ability of the Borrower to perform its payment obligations under this Agreement;

"MAXTOR CORPORATION" means Maxtor Corporation, a company incorporated in accordance with the laws of the State of Delaware, United States of America;

"NEGATIVE PLEDGE LETTER" means the negative pledge letter given by the Borrower to the Lender before the date of this Agreement;

"PERMITTED DISPOSALS" means any sale, lease, licence, transfer or other disposal of (1) products, inventory or other assets made in the ordinary course of trade or business of the Borrower, including in the ordinary course of any business permitted by law, (2) receivables by factoring or any other means of receivables financing, (3) obsolete or worn-out assets, (4) land, plant, equipment or machinery in exchange for other land, plant, equipment or machinery comparable or superior in type, value or quality, (5) any machinery or equipment on arms length terms for fair market value or (6) assets of a value not exceeding US$ 5,000,000 by reference to their net book value, in any financial year or (7) tangible or intangible assets under transactions between companies in the Group pursuant to which the Borrower receives consideration equal to or greater than the fair market value of the relevant assets at the time of such disposal;

[MAXTOR LOGO]
                                                                   BANK OF CHINA

"PERMITTED INDEBTEDNESS" means (1) financial indebtedness under the Loan Documents, (2) any indebtedness or liability of the Borrower arising out of or in connection with the ordinary course of trade or business of the Borrower, including in the ordinary course of any business permitted by law, (3) any indebtedness arising under any leasing or hire purchase arrangements, (4) any financial arrangements undertaken for the purpose of hedging or managing foreign currency exposure, interest rate fluctuations or other financial risks, (5) any indebtedness of the Borrower not exceeding US$ 5,000,000 outstanding at any time, or (6) any indebtedness owed to, or arising out of transactions involving, any companies in the Group pursuant to which the Borrower acquires any assets the fair market value of which is equal to or greater than such indebtedness at the time of incurring such indebtedness;

"PERMITTED SECURITY" means (1) any security imposed by law or any security of any nature arising out of or in connection with the ordinary course of trade or business of the Borrower, including in the ordinary course of any business permitted by law, (2) any security deposit provided to any Government Agency or utility company in relation to the Project or the operation of the Borrower's business, (3) any security of any nature securing liabilities not exceeding US$5,000,000 outstanding at any time or (4) security of any nature arising out of investments made in the PRC by the Borrower or transactions between or involving domestic PRC companies in the Group;

"POTENTIAL EVENT OF DEFAULT" means any event which may become (with the passage of time, the giving of notice, the satisfaction of any condition or any combination of them) an Event of Default;

"PRC" means the People's Republic of China;

"PROJECT" means the establishment and operation of a hard disk drive manufacturing plant at the Suzhou Industrial Park of the PRC by the Borrower;

"UTILIZATION DATE" means the date on which a Loan is, or is to be, made available by the Lender to the Borrower.

B. AIDS TO CONSTRUCTION

Save where the contrary is indicated, any reference in this Agreement to:

a "BUSINESS DAY" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in the PRC or, if such reference relates to the date for the payment or purchase of any sum denominated in US dollars, New York, London and the PRC or, if such reference relates to a day on which LIBOR is to be determined, London;

any DOCUMENT or AGREEMENT (including, without limitation, this Agreement) shall be construed as a reference to such document or agreement as amended, novated, supplemented, substituted, varied or replaced from time to time.

[MAXTOR LOGO]
                                                                   BANK OF CHINA

CLAUSE 1 CURRENCY AND AMOUNT

The currency of the Loan(s) shall be US dollars.

The total amount of the Loan(s) under this Agreement is United States Dollars thirty Millions (US$30,000,000).

CLAUSE 2 TERM

The term of each Loan commences on its Utilization Date and ends on the Final Maturity Date of the Loan as set out in clause 8.

CLAUSE 3 PURPOSES

The purposes of the Loan(s) under this Agreement are to provide finance to the Borrower for plant construction.

The Borrower will not change the purposes of the Loan(s) without the consent of the Lender.

CLAUSE 4 INTEREST RATE AND INTEREST

4.1 The first Interest Period of each Loan shall start on the Utilization Date for that Loan. The period for which a Loan is outstanding shall be divided into successive Interest Periods each of which (other than the first) shall start on the last day of the preceding Interest Period.

4.2 The duration of each Interest Period shall, save as otherwise provided in this Agreement, be six months, provided that:

      4.2.1 the first Interest Period for a Loan shall end on the immediately following Interest Payment Date for that Loan;

      4.2.2 any Interest Period which would otherwise end before, or extend beyond, the final maturity Date shall be of such duration that it shall end on that date.

4.3 If two or more Interest Periods in respect of different Loans end at the same time then, the Borrower may make one single payment in respect of all interest due on such Loans on the relevant Interest Payment Date.

4.4 On each Interest Payment Date the Borrower shall pay accrued interest on the Loan(s).

4.5 Save as otherwise provided in this Agreement, the rate of interest applicable to each Loan from time to time during an Interest Period relating to that Loan shall be the rate per annum which is the sum of the Margin and LIBOR for such Interest Period.

[MAXTOR LOGO]
                                                                   BANK OF CHINA

4.6 The rate of interest applicable to any sum payable under this Agreement which the Borrower fails to pay when due in accordance with the terms of this Agreement shall be the rate per annum which is the sum from time to time of two per cent. (2%) per annum, the Margin and LIBOR for the relevant Interest Period.

4.7 The Lender will give notice to the Borrower if on the Interest Calculation Date for any Interest Period no banks have quotations of LIBOR appearing on the Reuters screen at the relevant time.

4.8 If a notice is given under clause 4.7 then within five days of such notice the Lender and the Borrower shall enter into amicable negotiations and friendly consultation with a view to agreeing a substitute basis (1) for determining the rates of interest from time to time applicable to the Loan(s) and/or (2) upon which the Loan(s) may be maintained (whether in US dollars or some other currency) and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party to this Agreement. Unless and until any substitute basis is agreed, the rate of interest applicable to the Loans shall be the rate equal to the interest rate which was determined in respect of the immediate preceding Interest Period. If no substitute basis is agreed, the Borrower shall be entitled to repay the Loan(s) and all interest accrued thereon to the Lender.

CLAUSE 5 DRAWDOWN CONDITIONS

The Borrower may utilize the Facility by way of a Loan in accordance with the terms of this Agreement if:

5.1 Not less than 3 business days before the Utilization Date, the Borrower delivers to the Lender a Drawdown Notice duly completed and signed by the Borrower with its official chop impressed thereon;

5.2 the proposed Utilization Date is a business day which falls within the Availability Period;

5.3 the proposed amount of the Loan is a minimum of US$1,000,000 and a multiple of US$500,000 which is less than the Commitment;

5.4 no Event of Default or Potential Event of Default is continuing on the proposed Utilization Date; and

5.5 the representations set out in clause 10.1 (except clause 10.1.3) are true and accurate on and as of the proposed Utilization Date;

      and immediately upon the making of such Loan, the Commitment shall be reduced accordingly. The Commitment shall be reduced to zero at the end of the Availability Period or earlier if fully cancelled or utilized in accordance with the terms of this Agreement.

[MAXTOR LOGO]
                                                                   BANK OF CHINA

CLAUSE 6 TIME OF DRAWDOWN

The Utilization Date of each Loan is or is to be set out in the Drawdown Notice for that Loan which has been or is to be delivered to the Lender by the Borrower.

CLAUSE 7 DRAWDOWN PROCEDURE

The Borrower shall comply with the procedure under clause 5 of this Agreement for the drawdown of each Loan.

CLAUSE 8 REPAYMENT

8.1 Subject to clause 8.2 below, the Borrower shall repay all Loans in full on Final Maturity Date.

8.2 The Borrower may prepay the whole or any part of any Loan on an Interest Payment Date by giving the Lender not less than 10 business days' prior written notice to that effect, provided that the prepayment shall be a minimum of US$10,000,000 and a multiple of US$1,000,000. Any prepayment shall satisfy the Borrower's repayment obligations in respect of the Loans under clause 8.1 in inverse chronological order.

8.3 During the Availability Period, the Borrower may cancel the whole or any part of the Commitment (in a minimum amount of US$10,000,000 and of a multiple of US$1,000,000) by giving the Lender not less than 10 business days' prior written notice.

CLAUSE 9 COMFORT LETTER AND NEGATIVE PLEDGE LETTER

The Borrower has delivered to the Lender the Comfort Letter and the Negative Pledge Letter.

CLAUSE 10 REPRESENTATIONS AND COVENANTS

10.1    The Borrower represents to the Lender as follows:

        10.1.1 The Borrower is duly incorporated and existing in accordance with the laws of the PRC.

        10.1.2 The Borrower has obtained all board authorisations necessary for the signing of this Agreement.

        10.1.3 To the knowledge of the Borrower, the Borrower has not failed to disclose any of the following events which is occurring and has a Material Adverse Effect:

                (a) major breach by the Borrower of law or regulations applicable to the Borrower;

                (b) the Borrower incurring or having indebtedness (except Permitted Indebtedness) or providing mortgage or pledge security (except Permitted Security) in favour of third parties;

[MAXTOR LOGO]
                                                                   BANK OF CHINA

                (c) current litigation or arbitration involving the Borrower which, if successful, will result in a liability of the Borrower of more than the greater of (1) US$2,000,000 or
                        (2) 10% of the then paid up registered capital of the Borrower;

                (d)     other events that will have a Material Adverse Effect.

10.2    The Borrower covenants with the Lender as follows:

        So long as the Borrower has not fully repaid the Loan(s) under this
        Agreement:

        10.2.1 The Lender will be the Borrower's major bank for its deposit, domestic settlement, international settlement and other intermediary businesses and identify the Lender as its major bank for business co-operation, provided that the Lender's terms and quality of service are at least equivalent to terms and quality offered by other financial institutions operating in Jiangsu Province.

        10.2.2 The Borrower will obtain, comply with the terms of and maintain in force and effect all approvals and licences required in or by any law or regulations of the PRC to enable it to lawfully enter into and perform its obligations under this Agreement and to operate its business.

        10.2.3  The Borrower shall:

                (a) within 180 days after the end of each of its financial years, deliver to the Lender one set of its audited financial statements for such financial year;

                (b) within 30 days after the end of each quarter (being the end of each of the Borrower's fiscal quarters) in each of its financial years, deliver to the Lender one set of its unaudited financial statements for such period;

                (c) provide to the Lender such information about the Borrower's financial condition as the Lender may reasonably require; and

                (d) ensure that each set of financial statements delivered by it pursuant to sub-clauses (a) and (b) above is prepared in accordance with GAAP and consistently applied.

        10.2.4  The Borrower will ensure that:

                (a) the maximum liability to assets ratio, as determined by reference to its relevant financial statements delivered to the Lender in accordance with clause 10.2.3 above,
                        (1) for each of the financial years of 2004 and 2005 will not exceed 0.75 and (2) in each financial year thereafter, will not exceed 0.7. Liability to assets ratio means, in relation to any financial year of the Borrower, the ratio of the Borrower's total liability to its total assets, as determined by reference to its relevant financial statements delivered to the Lender in accordance with clause 10.2.3 above;

[MAXTOR LOGO]
                                                                   BANK OF CHINA

                (b) the minimum ratio of interest cover, as determined by reference to its relevant financial statements delivered to the Lender in accordance with clause 10.2.3 above, will not be lower than 2 in each year from and including 2005. In relation to any financial year, interest cover means the ratio of EBITDA to the interest expense of the Borrower for that year. EBITDA means the total operating profit of the Borrower for that financial year:

                        (1)     before taking into account:-

                                (i)     interest expense;

                                (ii)    tax;

                                (iii)   all extraordinary and exceptional items;

                                (iv)    foreign exchange gains or losses; and

                        (2) after adding back all amounts provided for depreciation and amortisation (to the extent already deducted in determining operating profit),

                        in each case as determined by reference to the relevant financial statements delivered by the Borrower to the Lender under clause 10.2.3 above.

        10.2.5 The Loan(s) borrowed by the Borrower under this Agreement will be fully used for the purposes of the Project as set out in clause 3 and the Borrower will not change such use without the Lender's consent.

        10.2.6 The Borrower will not to sell, transfer, distribute or dispose of all or a material part of its business or assets, except Permitted Disposals.

        10.2.7 The Borrower will not create security over any of its present or future assets or provide security of any nature for the liability of any third party, in each case except Permitted Security.

        10.2.8 The Borrower will maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risk and to such extent as is usual for prudent companies carrying on a business such as that carried on by the Borrower and the Borrower shall not terminate such insurances for any reason. If the Borrower terminates the insurances, the Lender is entitled to continue or effect such insurances on its behalf as may be reasonably necessary for the Borrower's business and the relevant expenses shall be borne by the Borrower.

[MAXTOR LOGO]
                                                                   BANK OF CHINA

        10.2.9 The liabilities of the Borrower to the Lender under this Agreement shall rank at least pari passu with the liabilities of the Borrower to other unsecured creditors save those whose claims are preferred by law.

        10.2.10 The Borrower shall not declare any Dividends in any year if:

                (a)     it has no Net Profit in that year;

                (b) its Net Profit in that year does not exceed its Accumulated Losses;

                (c) it has not fully repaid all principal and interest under this Agreement that have fallen due up to the date of payment of the relevant Dividends; or

                (d) the cashflow amount before distribution of Dividends is insufficient to meet the needs of further investments as shown in the Annual Cash Flow Forecast.

                In this clause 10.2.10:

                "ACCUMULATED LOSSES" means the accumulated losses described as such in, or determined by reference to, the relevant financial statements of the Borrower;

                "ANNUAL CASH FLOW FORECAST" means the annual cash flow forecast, as amended from time to time, delivered by the Borrower to the Lender;

                "DIVIDENDS" means any dividends or other distributions (including by way of bonus) out of profits to the investors of the Borrower;

                "NET PROFIT" means the net profit described as such in the relevant financial statements of the Borrower.

        10.2.11 The Borrower will procure that Maxtor Corporation directly or indirectly beneficially owns 50.1% or more of the paid up registered capital of the Borrower, so as to give Maxtor Corporation a controlling interest in the Borrower.

        10.2.12 The Borrower shall promptly notify the Lender by written notice in the event that (1) the Borrower's registered capital is reduced or materially changed (including, but not limited to, reduction of capital, except where the Borrower has fully repaid principal and paid interest which has fallen due in the relevant year and is able to satisfy the needs of capitalization of profits in accordance with the Capital Injection Schedule), (2) the Borrower is the subject of a merger (except a restructuring of the Group or where the Borrower is the surviving entity in such merger), or where the Borrower takes any steps for its dissolution, bankruptcy or cessation of business or (3) there is the occurrence of an Event of Default.

[MAXTOR LOGO]
                                                                   BANK OF CHINA

        10.2.13 The Borrower shall provide a Capital Verification Report as soon as reasonably practicable after each capital injection. The Capital Verification Report shall be conclusive evidence in respect of the paid up registered capital except that the Borrower shall be entitled to provide other evidence to the reasonable satisfaction of the Lender whenever the relevant Capital Verification Report is not available for any reason. In the case of material change to the schedule below, the Lender and the Borrower shall consult each other amicably on the principle of equality, mutuality and good faith. The initial injection schedule for the registered capital is set out below.

        CASH INJECTION    EQUIPMENT CONTRIBUTION
YEAR      (US$10,000)          (US$10,000)
----    --------------    ----------------------
2003        1000
2004         500                 1179.7
2005                             1533.6
2006                             2000
2007                              457
TOTAL                6670.3

                The above schedule may be amended from time to time by the Borrower and will not affect the Borrower's utilization of the Facility.

        10.2.14 The Borrower will sign and deliver to the Lender a Loan Receipt in respect of each Loan before receiving the proceeds of that Loan from the Lender.

CLAUSE 11 EVENTS OF DEFAULT AND REMEDY

Upon the occurrence of any of the following events to the Borrower, unless remedial action is taken within 90 days to the reasonable satisfaction of the Lender (except an event under sub-clause 11.1 below), the Lender is entitled to cancel the undrawn portion of the Facility and/or declare all Loan(s) and interest accrued thereon under this Agreement to be immediately due and payable on demand of the Lender:

11.1 the Borrower fails to repay principal of any Loan under this Agreement after 5 days of its due date or fails to pay interest under this Agreement after 10 days of its due date;

11.2 any material loss of or damage to the Borrower's major assets or business which will have a Material Adverse Effect;

11.3 the Borrower ceases to carry on its business or threatens to cease to carry on its business;

[MAXTOR LOGO]
                                                                   BANK OF CHINA

11.4 substantial change to the scope of the business of the Borrower, as set out in its business licence which will have a Material Adverse Effect;

11.5 any action is taken or legal proceedings are started for the bankruptcy or liquidation of the Borrower except where the Borrower in good faith takes steps to dismiss such action or proceedings;

11.6 any material legal proceedings involving the Borrower or its assets which will have a Material Adverse Effect (except where the Borrower in good faith takes steps to defend such proceedings);

11.7 any representation made by the Borrower in this Agreement is or proves to be incorrect in any material respect when made; or

11.8 the Borrower fails to perform or comply with any covenants in clause 10.2 in any material respect.

CLAUSE 12 TAX AND EXPENSES

All relevant tax and expenses, including but not limited to stamp duty, interest tax, court fees, enforcement fees, legal representation fees, notarisation fees in relation to the formation and performance of this Agreement and dispute resolution under this Agreement shall be shared by the Borrower and the Lender in accordance with the relevant regulation.

CLAUSE 13 SET-OFF, ASSIGNMENT AND RESERVATION OF RIGHTS

13.1 No party shall purport to exercise any right of set-off. No party shall assign its obligations under this Agreement to any third party without the written consent of the other party.

13.2 No indulgence, allowance, preference to the Borrower or delay in exercising any right under this Agreement by the Lender shall effect, impair or restrict any right or benefit of the Lender under this Agreement, the law or the regulations, and shall not operate as a waiver by the Lender of its rights and benefit under this Agreement and shall not discharge the Borrower from any obligation that it shall perform under this Agreement.

CLAUSE 14 AMENDMENT AND TERMINATION

This Agreement may be amended, supplemented or discharged by agreement in writing of both parties. The amendment to and supplement of this Agreement form part of this Agreement and shall have equal force and effect to this Agreement.

[MAXTOR LOGO]
                                                                   BANK OF CHINA

CLAUSE 15 GOVERNING LAW, DISPUTE RESOLUTION AND JURISDICTION

15.1 The formation, validity, interpretation and implementation of this Agreement shall be governed by the published and publicly available laws of the PRC, but in the event there is no published law in the PRC governing a particular matter relating to this Agreement, reference shall be made to general international commercial practices.

15.2 Any question, dispute or difference between the parties arising from the formation, performance or otherwise in connection with this Agreement shall first be resolved through amicable negotiation and friendly consultation between the parties, as follows:

        15.2.1 either party may at any time give a written notice (the "FIRST NOTICE") to the other requesting for resolution of the question, dispute or difference through negotiation and consultation;

        15.2.2 within fourteen (14) days of the First Notice, each party shall cause a senior executive to meet and confer at such time and venue as may be convenient to the parties, with a view to resolving the question, dispute or difference;

        15.2.3 if the question, dispute or difference cannot be resolved by the parties within thirty (30) days of the First Notice, either party may give a written notice (the "SECOND NOTICE") to the other requesting for a meeting between the respective chief executive officer (in the case of the Lender, the president of the bank branch; and in the case of the Borrower, its general manager) of the parties; and

        15.2.4 within fourteen (14) days of the Second Notice, each party shall cause its chief executive officer (in the case of the Lender, the president of the bank branch; and in the case of the Borrower, its general manager) to meet and confer at such time and venue as may be convenient to the parties, with a view to resolving the question, dispute or difference.

15.3 If no resolution is reached within ninety (90) days of the First Notice, the question, dispute or difference shall be submitted to the China International Economic and Trade Arbitration Commission ("CIETAC") Beijing Branch in Beijing for final resolution by arbitration in accordance with the rules and procedures of CIETAC supplemented by the following:

        15.3.1 the arbitration shall be conducted in the English and Chinese languages. There shall be three (3) arbitrators, all of whom shall be fluent in English and Chinese and shall have experience in handling cases involving the borrowing of loans by foreign invested enterprises from domestic banks in the PRC;

        15.3.2 the English-language text and Chinese-language text of this Agreement shall be the reference text for the arbitrators;

[MAXTOR LOGO]
                                                                   BANK OF CHINA

        15.2.3 the arbitration award shall be final and binding on the parties, and the parties agree to be bound thereby and to act accordingly; and

        15.2.4 the costs of the arbitration (including the arbitration fees and lawyers' fees) shall be borne by the losing party.

CLAUSE 16 COMMENCEMENT OF AGREEMENT

This Agreement shall take effect after the authorised signatories of both parties have signed, impress their respective official chops on and day this Agreement.

This Agreement is in both Chinese and English and executed in four counterparts, each of the Borrower and the Lender keeps two counterparts, all with equal force and effect.

CLAUSE 17 SPECIAL NOTE

The Lender and the Borrower have sufficiently consulted each other on all the terms of this Agreement.

Each of the Lender and the Borrower has paid special attention to all terms concerning the rights and obligations of both parties and understands the same thoroughly and accurately. The Lender's and the Borrower's understanding of the terms of this Agreement is fully consistent.

BORROWER:                                       LENDER:

MAXTOR TECHNOLOGY (SUZHOU) CO., LTD.
   [SEAL]                                       [SEAL]
_____________________ (official chop)           ________________ (official chop)

[ILLEGIBLE]                                     [ILLEGIBLE]
------------------------------------            --------------------------------
Authorised Signatory                            Authorised Signatory

Date: OCTOBER 10, 2003                          Date: 2003.10.10

[MAXTOR LOGO]
                                                                   BANK OF CHINA

APPENDIX A : FORM OF DRAWDOWN NOTICE (CHINESE)

                                 DRAWDOWN NOTICE

To: Bank of China Suzhou Branch / Bank of China Suzhou Industrial Park
Sub-branch:

Pursuant to the Foreign Exchange Loan Agreement dated__________________signed by Maxtor Technology (Suzhou) Co., Ltd. (hereinafter called the "BORROWER") and submitted to you, we the Borrower wish to utilize a Loan as follows:

(1) The amount of the Loan is (in words) United States Dollar Fifteen Million Only (in figure) US$15,000,000.00.

(2)     This is the 1st utilization under the Foreign Exchange Loan Agreement.

(3)     The Utilization Date of the Loan is__________________________.

(4) Please remit the proceeds of the Loan to our bank account, the account number is

                US$ Account: 23865508091014.

This Drawdown Notice shall be irrevocable.

                          Signed by authorised signatory for and on behalf of

                          MAXTOR TECHNOLOGY (SUZHOU) CO., LTD.

                          _______________________________________

                          ________________________ (Official chop)

                          Date: _________________________________

[MAXTOR LOGO]
                                                                   BANK OF CHINA

APPENDIX B : SAMPLE OF LOAN RECEIPT

The following is a scanned version of the front copy of a loan receipt. The loan receipt shall be completed neatly and orderly, and the seal shall be affixed.

(_______Subject) Foreign Exchange Loan Receipt (loan receipt counterfoil copy)
One

          Date of loan:__________20____         Loan agreement number:________

Loan         Name                             Borrowing     Name
receiving                                     entity
entity

             Settlement bank                                Borrowing
             account number                                 bank
                                                            account

             Account opening                                Account
             bank                                           opening
                                                            bank

Direct       Method of                        Applicable interest rate
payment      payment

             Commercial
             contract number

Amount of loan                                                           @

                                                                         US$

                      Term of loan                          Bank's comment in examination and
                                                            approval:


                                             Scheduled
            Scheduled                        repayment
No.         repayment date*         T        amount*

1

2

3

Seal of borrowing entity                                   Finance    Supervisor   Chief
                                                           personnel               supervisor

This copy shall be kept by lending department for record

* in the case of Tranche B1 Loans, one repayment date and one repayment amount; in the case of other Loans, eight repayment dates and eight equal repayment amounts

[MAXTOR LOGO]
                                                                   BANK OF CHINA

APPENDIX C : COMFORT LETTER

                                 COMFORT LETTER

Date:

Attn:

Re: Maxtor Suzhou

We refer to the Master Financing Agreement dated ___________________ for the Term Loan Facility of US$133,000,000 made between Maxtor Technology (Suzhou) Co., Ltd. ("Borrower"), Bank of China Suzhou Branch and Bank of China Suzhou Industrial Park Sub-branch (together the "Lender").

We confirm that Maxtor Corporation currently owns 100% (directly and indirectly) of the issued and paid-up share capital of the Borrower.

We further confirm that Maxtor Corporation is aware of the terms and conditions of the Master Financing Agreement and that Maxtor Corporation will direct the management of the Borrower to comply with, and perform, its financial and other obligations under the Master Financing Agreement during the term of that transaction.

This letter, however, is not to be interpreted as a guarantee or a promise by Maxtor Corporation to perform any obligations of the Borrower, or any other form of legally binding commitment.

Yours faithfully,

Maxtor Corporation

(Authorized Signature)

[MAXTOR LOGO]
                                                                   BANK OF CHINA

APPENDIX D : FORM OF NEGATIVE PLEDGE LETTER (CHINESE)

                               UNDERTAKING LETTER

To Bank of China Suzhou Branch / Bank of China Suzhou Industrial Park
Sub-branch:

Pursuant to the Master Financing Agreement dated__________________signed by us and your bank (the "Agreement"), we hereby undertake to your bank as follows:

1 Subject to, and save as provided in, the Agreement, all of our current and future assets are not and will not be subject to any security or mortgage in favour of third parties other than your bank;

2 The reference to "all of our current and future assets" mentioned above, includes, without limitation, land, real property, machinery and equipment, stock, book debt, etc.

3 If we commit any act which violates this undertaking, it may be regarded as our breach of clause 9.2.7 of the Agreement and the relevant clause of each of the individual loan agreements thereunder, and we are willing to take responsibility in accordance with the terms of the Agreement and such agreements.

MAXTOR TECHNOLOGY (SUZHOU) CO., LTD.

(Official chop and signed by authorised signatory)

Date: _____________________________________________